Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-96733) pertaining to the Retirement and Savings Plan of Convergys Corporation of our report dated June 29, 2010, with respect to the financial statements and schedule of the Convergys Corporation Retirement and Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2009.

/s/ Ernst & Young LLP

Cincinnati, OH

June 29, 2010